EXHIBIT 10.7


March 27, 2006



North Shore Capital Advisors Corp.
20 Marlin Lane
Port Washington, New York 11050

Attention: Steven Cohen

Re:  Escrow Agreement

Gentlemen:

     This Escrow Agreement is entered into by and among North Shore Capital Advisors Corp. in its individual capacity ("NSCA"), and in its capacity as escrow agent (the "Escrow Agent"), Krovim LLC, a Delaware limited liability company ("Krovim"), Steven Cohen ("Cohen"), Rosalind Davidowitz ("Davidowitz"), Alison Bell ("Bell"), Pamela Katz ("Katz"), and Pamela Turkel ("Turkel," and, together with Krovim, Cohen, Davidowitz, Bell and Katz, the "Founders") and the stockholders listed on Exhibit B hereto (the "Stockholders"); and

     WHEREAS, the Founders collectively own 218,200 shares of NSCA common stock ("Founders' Stock"), in the amounts set forth on Exhibit A hereto;

     WHEREAS, the Founders and the Stockholders own warrants to purchase NSCA common stock in amounts set forth on Exhibit B hereto (collectively the "Warrants"); and

     WHEREAS, the Founders have agreed to deliver to the Escrow Agent the Founders' Stock and the Warrants owed by each of them and the Stockholders have agreed to deliver to the Escrow Agent the Warrants owned by each of them pursuant to the terms of this Escrow Agreement.

     1. Holding of the Founders' Interests. The Escrow Agent agrees to hold in escrow the Founders' Stock and the Warrants on and subject to the terms of this Escrow Agreement. NSCA, the Founders and the Stockholders (each, a "Party," and together, the "Parties") acknowledge that the Escrow Agent's only obligations, in its capacity as escrow agent, are those expressly set forth in this Escrow Agreement.

2.       Disposition of Founders' Stock and the Warrants, Upon Instructions.

     (a) The Founders' Stock shall be held in escrow until the earlier of (i) February 10, 2008, and (ii) the date on which the closing price of a share of NSCA common stock equals or exceeds $1.00 for at least ten (10) consecutive trading days on the OTC Bulletin Board, the Nasdaq Stock Market or the American or New York Stock Exchange. The Founders agree that the Founders' Stock may not be sold while such Founders' Stock remains in escrow, however, the Founders may exercise their respective voting privileges in connection with the Founders' Stock. Any securities issued with respect to the Founders Stock as a result of a stock dividend, split or distribution or other recapitalization shall be held by the Escrow Agent subject to the terms of this Agreement.

     (b) The Warrants shall be held in escrow until the date on which the closing price of a share of NSCA common stock equals or exceeds $1.00 for at least ten (10) consecutive trading days on the OTC Bulletin, Board the Nasdaq Stock Market or the American or New York Stock Exchange. The Founders and the Stockholders agree that the Warrants may not be sold or exercised while such Warrants remain in escrow, however, the Stockholders and the Founders may exercise their respective voting privileges in connection with the Warrants. Any securities issued with respect to the Warrants as a result of a stock dividend, split or distribution or other recapitalization shall be held by the Escrow Agent subject to the terms of this Agreement.

     (c) Upon receipt by the Escrow Agent of written instructions (the "Instructions") from and signed by any of the Founders directing the Escrow Agent to release all or any portion of the Founders' Stock or Instructions from any of the Founders or Stockholders with respect to all or any portion of the Warrants, the Escrow Agent shall, within one (1) business day of the Escrow Agent's receipt of the Instructions, release the Founders' Stock to such Founder or Warrants to such Founder or Stockholder in accordance with the Instructions unless NSCA reasonably concludes that the terms of the release of such Founders' Stock or Warrants from escrow as set forth in subsection (a) or subsection (b), as the case may be, of this paragraph have not been met. In the event that NSCA shall give notice to the Escrow Agent to release the Founders' Stock and/or Warrants from escrow, the Escrow Agent may immediately release such Founders' Stock and/or the Warrants to all of the Founders and the Stockholders.

     3. No Obligation to Distribute the Founders' Stock or the Warrants if Escrow Agent Receives a Conflict Notice or Escrow Agent Believes There is a Conflict. In the event that NSCA objects to the release of the Founders' Stock and/or the Warrants from escrow or in the event that the Escrow Agent shall be uncertain as to its obligations with respect to the Founders' Stock and/or the Warrants, or shall receive instructions, claims or demands from the Parties which, in the Escrow Agent's opinion, are in conflict with each other or with any of the provisions of this Escrow Agreement, the Escrow Agent shall refrain from taking any action other than to retain the Founders' Stock and/or the Warrants until the Escrow Agent shall have received joint written instructions from the Parties as to the disposition of the Founders' Stock and/or the Warrants or until the Escrow Agent is directed by a final judgment of a court of competent jurisdiction final beyond right of review. In addition, in such circumstances, the Escrow Agent may deposit the Founders' Stock and/or the Warrants into any court of competent jurisdiction, there to abide by a decision of the court. In this connection, each of the parties consents to the exclusive jurisdiction of the federal and state courts located in the City, County and State of New York.

     4. Termination of this Escrow Agreement. This Escrow Agreement shall terminate upon a distribution of all of the Founders' Stock and the Warrants pursuant to Paragraph 2 or 3 of this Escrow Agreement.

     5. Reimbursement; Indemnification of Escrow Agent; Fee for Services. The Parties shall, jointly and severally, indemnify and hold harmless the Escrow Agent against any and all losses, claims, liabilities, costs, payments and expenses, including reasonable legal fees, which may be imposed upon or incurred by the Escrow Agent hereunder or as a result of its services as escrow agent, unless such expenses result from the gross negligence or willful misconduct of the Escrow Agent. In the event that the Escrow Agent brings an action or proceeding or defends or responds to any action or proceeding brought or threatened to be brought against it or in the event the Escrow Agent responds to any claim made against it with respect to this Escrow Agreement, the services rendered by the Escrow Agent pursuant to this Escrow Agreement or the Founders' Stock and/or the Warrants, the Parties shall jointly and severally reimburse or advance, as the Escrow Agent shall request, the Escrow Agent for all legal fees and expenses, incurred in connection with such action or proceeding. The terms "action or proceeding" shall be broadly defined to include any action or proceeding, whether in law, equity, bankruptcy or otherwise, or any claim, arbitration or investigation, whether formal or informal, judgments, deficiencies, settlements, liabilities and similar matters.

     6. Rights of Escrow Agent. The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Escrow Agreement. The Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of any agreement between the parties. No person, firm or corporation will be recognized by the Escrow Agent as a successor or assignee of either Party until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment. The Escrow Agent may rely upon any instrument in writing believed in good faith by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof. The Escrow Agent shall not be liable or responsible for any act it may do or omit to do in connection with the performance of its duties as Escrow Agent or for any mistake of fact or law or any error or judgment, except for its gross negligence or willful misconduct. The Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel. The Escrow Agent is authorized to comply with and obey laws, orders, judgments, decrees and regulations of any governmental authority, court, tribunal or arbitrator. If the Escrow Agent complies with such law, order, judgment, decree or regulations, the Escrow Agent shall not be liable to any of the Parties or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

     7. Resignation; Successor Escrow Agent. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the Parties, at their addresses set forth below, at least twenty (20) business days prior to the date specified for such resignation to take effect. If the Escrow Agent shall resign, and upon the effective date of the resignation of the Escrow Agent, all property then held by the Escrow Agent pursuant to this Escrow Agreement shall be delivered by the Escrow Agent to such person as may be designated in writing by the joint instructions of the Parties, whereupon all such Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all of the Escrow Agent's obligations hereunder shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to hold the Founders' Stock and the Warrants and deliver the same to a person jointly designated by the Parties or, if the Parties shall have failed to designate a successor escrow agent, the Escrow Agent may deposit the Founders' Stock and/or the Warrants into a court of competent jurisdiction as provided in Paragraph 3 of this Escrow Agreement.

     8. Notices. Any notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered by facsimile or e-mail (if receipt is confirmed by the recipient) or sent by messenger or overnight courier service which provides evidence of delivery or by certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when delivered, if to NSCA or the Escrow Agent, at 20 Marlin Lane, Port Washington, New York, 11050, fax (516) 706-8440, Attention Steven Cohen, if to any of the Founders or Stockholders, at the address or fax number on the signature page of this Escrow Agreement. If any Party refuses to accept delivery (other than notice given by telecopier or e-mail), notice shall be deemed to have been given on the date of attempted delivery. Any Party may, by like notice, change the person, address or telecopier number to which notice should be sent.

     9. Governing Law. This Escrow Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts executed and to be performed wholly within such State. Each party hereby (a) consents to the exclusive jurisdiction of the United States district court for the Southern District of New York and the Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Escrow Agreement, (b) agrees that any process in any action commenced in such court under this Escrow Agreement may be served upon either (i) by certified or registered mail, return receipt requested, or by messenger or courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City or (ii) by any other method of service permitted by law and (c) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense or lack of in personam jurisdiction with respect thereto.

     10. Paragraph Headings. Paragraph headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

     11. Binding on Successors and Assigns; No Beneficiaries. This Escrow Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, personal representatives, successors and assigns; provided, that any assignment of this Escrow Agreement or their rights hereunder by any party hereto without the written consent of the other Parties shall be void. Nothing in this Escrow Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Escrow Agreement.

     12. Counterparts. This Escrow Agreement may be executed and delivered in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. Amendment, Waiver. No modification, waiver or discharge of any provisions of this Escrow Agreement shall bind any party unless it is in writing, specifically refers to this Escrow Agreement and is signed by or on behalf of the party to be bound or affected thereby.

                            [Additional Signatures on following pages]

                             Very truly yours,


                                            NORTH SHORE CAPITAL ADVISORS CORP.

                                        /s/ Steven Cohen
                                  By:_______________________________________
                                            Steven Cohen
                                            President

                                        /s/ Steven Cohen
                                    _________________________________________
                                            STEVEN COHEN, individually


Address of Founder:                         KROVIM LLC
P.O. Box 339                            By: Nesher, LLC
Lawrence, New York  11559               /s/ Dov Perlysky
Telephone No. (516) 374-5392    By:_______________________________________
Telecopier No.: (516) 374-5393              Dov Perlysky, Manager


                                          /s/ Rosalind Davidowitz
Address of Founder:                       ____________________________________
44 Wall Street, 2nd Floor                     ROSALIND DAVIDOWITZ, individually
New York, New York 10005

                                           /s/ Alison Bell
Address of Founder:                       ____________________________________
1035 Fifth Avenue, #5E                         ALISON BELL, individually
New York, New York 10028


                                           /s/ Pamela Katz
Address of Founder:                        ____________________________________
One Leeds Drive                                PAMELA KATZ, individually
Port Washington, New York  11050


                                           /s/ Pamela Turkel
Address of Founder:                        ____________________________________
440 East 23rd Street, #MB                      PAMELA TURKEL, individually
New York, New York 10010


                                          /s/ Ruth Robles
Address of Founder:                         ____________________________________
1360 Ocean Parkway, #1M                       RUTH ROBLES, individually
Brooklyn, New York  11230


                                          /s/ Hector Perez
Address of Founder:                        ____________________________________
1680 81st Street                              HECTOR PEREZ, individually
Brooklyn, New York 11214


                                            /s/ Alisa Flynn
Address of Founder:                        ____________________________________
22 Wareham Court                                ALISA FLYNN, individually
Scotch Plains, New Jersey 07076


                                            /s/ David Nachamie
Address of Founder:                        ____________________________________
425 East 58th Street, #9F                       DAVID NACHAMIE, individually
New York, New York 10022


                                           /s/ Irma Cruz
Address of Founder:                        ____________________________________
75 Debbie Street                               IRMA CRUZ, individually
Staten Island, New York 10314


                                           /s/ Gilbert Jackson
Address of Founder:                        ____________________________________
352 Randall Avenue                             GILBERT JACKSON, individually
Freeport, New York 11520


                                           /s/ Deslyn Nelson
Address of Founder:                        ____________________________________
165 Weeks Drive                                DESLYN NELSON, individually
Dix Hills, New York 11746


                                          /s/ Liza Turkel
Address of Founder:                        ____________________________________
440 East 23rd Street, #MB                     LIZA TURKEL, individually
New York, New York 10010


                                          /s/ Renee Katz
Address of Founder:                        ____________________________________
658 Warren Street                             RENEE KATZ, individually
Brooklyn, New York 11217

                                           /s/ Nancy Vanderlinden
Address of Founder:                         ___________________________________
52 Cripplebush Road                            NANCY VANDERLINDEN, individually
Old Tappan, New Jersey 07675

                                            AGREED TO AND ACCEPTED:

                                            NORTH SHORE CAPITAL ADVISORS CORP.,
                                            as Escrow Agent

                                              /s/ Steven Cohen
                                  By:      ____________________________________
                                                  Steven Cohen